Exhibit 10.1

AMERISOURCEBERGEN CORPORATION

2001 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN, AS AMENDED

1. History and Purpose

(a) History. This AmerisourceBergen Corporation 2001 Non-Employee Directors’ Stock Option Plan (the “Plan”) is the result of the merger, effective August 29, 2001 (the “Effective Date”), of the Bergen Brunswig Corporation 1999 Non-Employee Directors’ Stock Plan with and into the AmeriSource Health Corporation 2001 Non-Employee Directors’ Stock Option Plan (collectively, with the Bergen Brunswig Corporation 1999 Non-Employee Directors’ Stock Plan, the “Prior Plans”). Upon the merger of the Prior Plans, this Plan was amended and restated in the form set forth in this document and renamed the AmerisourceBergen Corporation 2001 Non-Employee Directors’ Stock Option Plan (the “Plan”). The AmeriSource Health Corporation 2001 Non-Employee Directors’ Stock Option Plan was approved by the shareholders of AmeriSource Corporation and the Bergen Brunswig Corporation 1999 Non-Employee Directors’ Stock Plan was approved by the shareholders of the Bergen Brunswig Corporation, in each case before the closing of the merger which created AmerisourceBergen Corporation. Upon the closing of the merger which created AmerisourceBergen Corporation, the number of shares subject to options under the Prior Plans and the option price for such options were adjusted in accordance with the terms of the merger agreement. Each of the Prior Plans was then adopted by AmerisourceBergen Corporation. This document applies to all grants of options made under this Plan on or after the Effective Date. Each grant of options made under either of the Prior Plans will remain subject to the terms of the applicable Prior Plan, as in existence immediately prior to the Effective Date, provided that upon the forfeiture or lapse of any option granted under either of the Prior Plans, the shares underlying such option shall again be available for issuance pursuant to this Plan. Effective as of November 10, 2004, the Plan was further amended to extend the time to exercise following Voluntary Retirement.

(b) Purpose. The purpose of this Plan is to provide members of the Board of Directors (the “Board”) of AmerisourceBergen Corporation (the “Company”) who are not employees of the Company or its subsidiaries with grants of non-qualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

2. Administration

(a) Committee. The Plan shall be administered and interpreted by a committee (the “Committee”), which shall consist of two or more persons appointed by the Board, all of whom shall be “non-employee directors”, as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

(b) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

3. Options

Awards under the Plan shall consist of grants of non-qualified stock options that are not intended to qualify as “incentive stock options” within the meaning of section 422 of the Code (“Options” or “Non-qualified Stock Options”), as described in Section 6. All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the “Option Instrument”) or an amendment to the Option Instrument. The Committee shall approve the form and provisions of each Option Instrument.

4. Shares Subject to the Plan

(a) Shares Authorized. As of the Effective Date, all shares of common stock of the Company (“Common Stock”) that remained available for issuance or transfer under the Prior Plans (other than shares reserved for issuance or transfer upon the exercise of options then outstanding under the Prior Plans) became available for issuance or transfer under this Plan. Subject to the adjustment specified below, the aggregate number of such shares of Common Stock is 323,660 shares. Of the 323,660 shares, 169,000 shares had previously been reserved for issuance or transfer under the AmeriSource Health Corporation 2001 Non-Employee Directors’ Stock Option Plan and 154,660 shares had previously been reserved for issuance or transfer under the Bergen Brunswig Corporation 1999 Non-Employee Directors’ Stock Plan. In addition to the 323,660 shares, any shares underlying options granted under the Prior Plans which are forfeited or lapse under the terms of such options shall be reserved for issuance or transfer under this Plan. The shares may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

(b) Adjustments. If there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Common Stock available for Options, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of Options may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

5. Eligibility for Participation

All members of the Board who are not employees of the Company or a subsidiary (“Non-Employee Directors”) shall be eligible to participate in the Plan.

6. Grant of Options

(a) Grants

(i) Annual Grants. Effective for each annual meeting of the Company’s shareholders after the Effective Date, each Non-Employee Director (also referred to as a “Grantee”) who is in office on the day immediately after the annual election of directors shall receive a grant of a Non-qualified Stock Option to purchase Common Stock for a number of shares of Common Stock such that the “Black-Scholes Value” of such grant, measured as of the date of such annual meeting, as determined by the Board in good faith, is $100,000. The date of grant for any Directors’ Annual Grant under this Section 6(a)(i) shall be the day immediately after the annual election of directors. In its discretion, the Board may also provide for one or more grants of Non-qualified Stock Options to any Non-Employee Director who becomes a Non-Employee Director at a time other than on the date of the annual meeting of the Company’s shareholders to reflect the pro-rata portion of the $100,000 Black-Scholes Value reflecting the portion of such Non-Employee Director’s service on the Board for the one-year period scheduled to end at the next succeeding annual meeting.

(ii) Directors’ Equity Option. For each calendar year beginning after the Effective Date, under the Company’s Board Compensation Program, each Non-Employee Director may elect to forego 50% or more of the annual retainer compensation authorized by the Board. For each calendar year beginning after the Effective Date, each Non-Employee Director who elects to forego 50% or more of annual retainer compensation and does not elect to have the foregone amount credited in the form of restricted stock under the AmerisourceBergen 2001 Restricted Stock Plan shall receive a grant of a Non-qualified Stock Option to purchase Common Stock for a number of shares of Common Stock such that the “Black-Scholes Value” of such grant, measured as the date of the date of grant, as determined by the Board in good faith, is 1.5 times the amount of the foregone amount. The date of grant for any Directors’ Equity Option grant under this Section 6(a)(ii) for a calendar year grant after the Effective Date shall be January 1 of the calendar year to which the grant applies.

(iii) Other Option Grants. The Board may also make grants of Non-qualified Stock Options to Non-Employee Directors from time to time in its sole and absolute discretion.

(b) Exercise Price. The purchase price per share of Common Stock subject to an Option (the “Exercise Price”) shall be equal to the Fair Market Value of a share of Common Stock on the date of grant. If the Common Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Common Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Common Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Common Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(c) Option Term. The term of each Option shall be ten years.

(d) Vesting of Options. Subject to Section 5(e), each Option granted to a Non-Employee Director pursuant to Section 5(a)(i) or Section 5(a)(ii) shall vest and become exercisable in three equal annual installments, as of each of the first three anniversaries of the date of grant. Subject to Section 5(e), each Option granted to a Non-Employee Director pursuant to Section 5(a)(iii) shall be vested and fully exercisable as of the first anniversary of the date of grant.

(e) Termination of Board Membership or Death

(i) Except as provided below, an Option may only be exercised when vested and while the Grantee is a member of the Board. Except as provided below, any Option that is not vested as of the date that the Grantee ceases to be a member of the Board will terminate immediately as of that date.

(ii) If a Grantee ceases to be a member of the Board for any reason other than for Cause (as defined below) or, for Awards granted on or after November 10, 2004, Voluntary Retirement (as defined below), including, but not limited to, death and Disability (as defined below), the Grantee’s Options shall become fully vested on the date of such cessation and shall remain exercisable until the earlier of the first anniversary of such cessation or the date of expiration of the Option term. “Disability” shall mean eligibility for disability benefits under the terms of the Company’s long-term disability plan in effect at the time the Grantee becomes disabled.

(iii) If the Grantee ceases to be a member of the Board for “Cause”, any Option held by the Grantee shall terminate as of the date the Grantee ceases to a member of the Board. “Cause” shall mean a finding by the Committee that the Grantee has breached his or her service contract with the Company, or has been engaged in disloyalty to the

Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. In the event a Grantee ceases to be a member of the Board for Cause, in addition to the immediate termination of all Options, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

(iv) Effective with Awards granted on or after November 10, 2004, if a Grantee ceases to be a member of the Board due to Voluntary Retirement (as defined below) after having completed five (5) years of continuous service on the Board, then the term of the Grantee’s Stock Option shall end on the earlier of the date set forth in the applicable Award Agreement or three (3) years from the date of the Grantee’s Voluntary Retirement. For purposes of this Section 6, “Voluntary Retirement” shall mean any voluntary termination of Board membership by a Grantee after completing five (5) years of continuous service on the Board.

(f) Exercise of Options. A Grantee may exercise an Option, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price in cash. Subject to Committee consent, a Grantee may pay the Exercise Price for an Option through a broker in accordance with procedures established by the Committee consistent with Regulation T of the Federal Reserve Board. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) at the time of exercise. Shares of Common Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required tax withholding is made.

7. Withholding of Taxes

(a) Required Withholding. All Options under the Plan shall be subject to any applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Options, or the Company may deduct from other compensation payable by the Company the amount of any withholding taxes due with respect to such Options.

(b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company’s income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee’s maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

8. Transferability of Options

(a) Nontransferability of Options. Except as provided below, only the Grantee or his or her authorized representative may exercise rights under an Option. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Permitted Transfer of Options. Notwithstanding the foregoing, the Committee may provide, in an Option Instrument, that a Grantee may transfer Non-qualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

9. Change of Control of the Company

As used herein, a “Change of Control” shall be deemed to have occurred if:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors than any other person;

(b) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

(c) After the Effective Date, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

10. Consequences of a Change of Control

(a) Notice and Acceleration. Upon a Change of Control, the Company shall provide each Grantee who holds outstanding Options written notice of the Change of Control.

(b) Alternatives. Subject to subsection (c) below, upon or in anticipation of any Change of Control, the Committee may, in its sole and absolute discretion and without the need for the consent of the Grantee, take one or more of the following actions with respect to any Option: (i) cancel the Option in exchange for cash or other substitute consideration with a value (as determined by the Committee) equal to the difference between the Fair Market Value of the Common Stock subject to that Option and the Exercise Price of that Option, (ii) terminate the Option after accelerating the vesting of that Option and providing the Grantee with a reasonable opportunity to exercise that Option prior to the Change of Control, or (iii) cause the Option to be replaced with an option to purchase common stock of any successor corporation, which replacement option is on terms that are at least as favorable to the Grantees as terms that would satisfy the requirements of Treasury Regulation § 1.425-1(a)(4)(i) (notwithstanding the fact that the original Option was not intended to satisfy the requirements for treatment as an Incentive Stock Option). Any such cash-out, termination or replacement will be contingent upon the occurrence of the Change of Control.

(c) Limitations. Notwithstanding anything in the Plan to the contrary, the Committee shall not have the right to take any action (including without limitation actions described in Subsection (b) above) that would make the Change of Control ineligible for pooling of interest accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

11. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time.

(b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

(c) Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Option is granted shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17(a). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, the Committee shall not permit the repricing of Options by any method, including by cancellation and reissuance, without first obtaining shareholder approval.

(d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

12. Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance or transfer of shares with respect to any Options under this Plan.

13. No Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

14. Requirements for Issuance of Shares

No Common Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Common Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

15. Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

16. Effective Date of the Plan

The amendment and restatement of this Plan as the AmerisourceBergen Corporation 2001 Non-Employee Directors’ Stock Option Plan shall be effective on the Effective Date.

17. Miscellaneous

(a) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Common Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

(c) Governing Law. The validity, construction, interpretation and effect of the Plan and Option Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of State of Delaware, without giving effect to the conflicts of laws provisions thereof.